Exhibit 10.32
Extension Agreement
This Agreement is entered into by the following parties on November 1, 2010 in Beijing:
KongZhong: Beijing Kongzhong Xinshi Information Technology Co., Ltd. (hereinafter referred to as “KongZhong”)
Registered Address: 32F, Tengda Building, No.168 Xizhimenwaidajie Haidian District, Beijing
Cooperative Party: Hangzhou Sky Network Technologies Co., Ltd. (“Hangzhou Sky”)
Registered Address: Room 703, Block C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou, Zhejiang Province
     Whereas,
     (1) KongZhong and Hangzhou Fanyi Technologies Co., Ltd. (“Hangzhou Fanyi”) entered into the Cooperation Agreement on November 16, 2009, effective until November 16, 2010;
     (2) an amendment was entered into on June 1, 2010 by and among Kongzhong, Hangzhou Fanyi and Hanzhou Sky, which changed one of the parties of the Cooperation Agreement from Hangzhou Fanyi to Hangzhou Sky.
After negotiation between KongZhong and Hangzhou Sky, both parties agreed to enter into this Extension Agreement as follows:
     1. To extend the term of the Cooperation Agreement to November 16, 2011.
     2. Other than the extension of the terms, other provisions of the Original Agreements shall remain unchanged.
     3. This Agreement shall become effective upon execution and shall be made with two counterparts, with each party holding one copy. Each copy shall have the same legal force.
(No text below)
KongZhong: Beijing Kongzhong Xinshi Information Technology Co., Ltd.

Authorized Representative:
Seal: [Affixed with the seal of Beijing Kongzhong Xinshi Information Technology Co., Ltd.]
Cooperative Party: Hangzhou Sky Network Technologies Co., Ltd.
Authorized Representative:
Seal: [Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]